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                                                               Exhibit 5.01


                               March 12, 1997


Hollinger International Publishing Inc.
401 North Wabash Avenue
Chicago, Illinois 60611


Ladies and Gentlemen:

         We are acting as counsel to Hollinger International Publishing Inc., a Delaware corporation ("Publishing"), and Hollinger International Inc., a Delaware corporation (the "Guarantor"), in connection with the Registration Statement on Form S-3 (No. 333-17113), originally filed by Publishing and the Guarantor with the Securities and Exchange Commission on November 29, 1996, as amended (the "Registration Statement"), in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of $530,000,000 aggregate principal amount debt securities of Publishing (the "Debt Securities"), and the guarantee by the Guarantor (the "Guarantee") related thereto, and a Registration Statement filed on March 12, 1997 in accordance with Rule 462(b) under the Act in connection with the registration of $20,000,000 aggregate principal amount of additional Debt Securities and related Guarantee. The Debt Securities will be issued as "Senior Debt Securities" and "Senior Subordinated Debt Securities" with a corresponding "Senior Guarantee" and "Senior Subordinated Guarantee".

        We have examined (i) the proposed form of indenture relating to the Senior Debt Securities (the "Senior Indenture") among Publishing, the Guarantor and Fleet National Bank, as Trustee, under which the Senior Debt Securities may be issued and in which the terms of the Senior Guarantee will be set forth, (ii) the proposed form of indenture relating to the Senior Subordinated Debt Securities (the "Senior Subordinated Indenture") among Publishing, the Guarantor and Fleet National Bank, as Trustee, under which the Senior Subordinated Debt Securities may be issued and in which the terms of the Senior Subordinated Guarantee will be set forth, (iii) the Registration Statement, (iv) Publishing's Restated Certificate of Incorporation and By-laws, each as amended to date, and
(v) the Guarantor's Restated Certificate of Incorporation and By-laws, each as amended to date. We


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Hollinger International Publishing Inc.
March 11, 1997
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have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of this opinion. We are familiar with the proceedings taken and proposed to be taken by Publishing and the Guarantor in connection with the issuance and sale of the Debt Securities and in connection with the Guarantees.

         Based on the foregoing, we are of the opinion that, subject to (i) the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debt Securities, (ii) the terms of the Debt Securities being otherwise in compliance with then applicable law, (iii) the due execution, acknowledgement and delivery of the Senior Indenture and the Senior Subordinated Indenture by the Trustee, Publishing and the Guarantor, (iv) the effectiveness of the Registration Statement under Rule 462(b) under the Act and the qualification of the Senior Indenture and the Senior Subordinated Indenture under the Trust Indenture Act of 1939, and (v) the due execution, authentication and delivery of the Debt Securities in accordance with the provisions of their respective Indentures, the $20,000,000 additional Debt Securities will, upon issuance and sale thereof and payment therefor as described in the Registration Statement, be legally issued and binding obligations of Publishing and the related Guarantee will be a legally binding obligations of the Guarantor, subject in each case to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and subject to the effect of general principles of equity, whether applied by a court of law or equity.

        We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned in the Prospectus that forms part of the Registration Statement.

                                Yours truly,

                                /s/ Kirkpatrick & Lockhart LLP